Exhibit 99.1

Sino-Global Announces 2018 Year End Financial Results

Highlighted by Progress in New Business Initiatives and Reinvestment

Roslyn, New York, September 28, 2018 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “our”, “we” or “us”), a logistics integrated solutions provider engaged in non-asset based global shipping, freight logistics, and inland transportation management and related services, announced its financial and operating results for the fourth quarter of the fiscal year 2018 and year ended June 30, 2018. The Company has also provided extensive information on its annual report on Form 10-K filed this morning with the U.S. Securities and Exchange Commission. Management encourages investors to review this filing for more details of the Company’s financial results for the fiscal year 2018, background on Sino-Global’s business and history, as well as Company strategy for the coming fiscal year.

Management Comments – Highlights in Fiscal 2018

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “We made tremendous progress this year in our freight logistics, bulk cargo container and container trucking services while spending much of this year investing in our business. These highlights include:

●	Reinvesting in our Business: Since our change in business focus to a asset-light online logistics platform we have made great strides towards integrating our business relationships in China with opportunities in the United States, with revenues increasing substantially since this change in model. Going forward, we know that in order to maintain an advantage we needed to expand our technical capabilities. We invested in an upgraded IT facility in Shanghai that will help facilitate a larger base of revenues.

●	Broadening our Global Base of Customers and Shipments: In fiscal 2018, we coordinated the shipment of a vast array of materials from China to ports in Australia and the United States by utilizing our long-term relationships to connect shippers to our online platform. This included an increase in sales to major customers shipping minerals and coals between Australia and China.

●	New Joint Venture Agreement: In September 2018, we entered into a co-operation agreement with Ningbo Far-East Universal Shipping Agency Co., Ltd (“Ningbo Far-East”) to set up a joint venture in Hong Kong to engage in worldwide shipping agency and management business. The Company shall have 51% ownership in the joint venture. Ningbo Far-East is one of the top ranking shipping agencies for private enterprises in the Ningbo and Zhoushan ports. We are very pleased with the potential of this joint venture, as it provides further diversification in our customer base without any significant overlap. We are one of the few shipping agents specialized in providing a full range of general shipping agency services in China and the only shipping agency company listed on a major stock exchange in the U.S. compared to the other, much smaller, shipping agencies in China. The setup of Sino Ningbo allows us to use our resources such as our customer base, our IT infrastructure currently under development and our business insight to build a global network of shipping agencies.

●	Development of Online Platform: In fiscal 2018, we continued to further the development of our online platform, which helps to bridge the gap between global shippers from China and other countries such as Australia and the United States. With the signing of a strategic cooperation agreement with COSCO Beijing, we are able to take advantage of the low container rate to jointly promote bulk cargo container transportation.

●	Seeking “Reverse” Logistics Opportunities from the U.S. to China: We also are continuing to take advantage of export opportunities, as we shipped 140 containers totaling 18 tons per container of sulfur from Long Beach, CA in the U.S. to our customers in China. With these shipments we coordinated with the customers to sign the purchase contract with sulfur suppliers in the United States; organized the container shipping, obtained customs clearance, and arranged for the product to be shipped to the customer’s designated port.

Overall, we feel that the Company has properly positioned itself to take advantage of a growing revenue opportunity. As we move forward into fiscal 2019, we are focused on leveraging our growing infrastructure to improve operating margins and the bottom line. We expect to provide an updated shareholder letter at the end of November to outline our growth strategy in calendar 2019.”

Fiscal Year 2018 Fourth Quarter Financial Review

●	Total revenues increased by 57.1% to approximately $7.3 million for the three month period ending June 30, 2018, which compared to $4.6 million in the year ending June 30, 2017. This increase was due to the Company’s business development efforts in freight logistics, container trucking and inland transportation management segments.

●	The Company’s gross profit for the period was $2.1 million, compared to $1.4 million in the prior year period. Gross profit margin during the period was 29.2% which remain consistent compared to 31.0% for the same period last year.

●	The operating loss for the three months ended June 30, 2018 was $0.7 million, compared to an operating income of $0.47 million for the year ended June 30, 2017. The decrease in operating income was mainly due to increases in selling, general and administrative expenses (SG&A), largely due to stock compensation being awarded in the fourth quarter of 2018.

●	For the three months ended June 30, 2018, the Company reported a net loss of $0.8 million, or $(0.06) per diluted share based on weighted average shares outstanding of 12,864,913, compared to a net income of $0.8 million, or $0.07 per diluted share based on weighted average shares outstanding of 10,152,685, for the same period in prior year. The decrease was largely due to a $1.1 million income tax expense during the period compared to a $0.3 million income tax benefit in the prior year period.

Fiscal Year 2018 Financial Review

●	Total revenues increased by approximately 101.5% to $23.1 million during the year, compared to $11.4 million in the prior fiscal year. This increase was due to the Company’s efforts to diversify its business resulting in a significant increase in revenues from the freight logistic services.

●	The Company’s gross profit for the 2018 fiscal year was $7.5 million, compared to $6.5 million in the prior fiscal year. Gross profit margin during the year decreased to 32.4% from 56.5%, which was largely attributed to a greater portion of revenues coming from the rapidly growing freight logistic services segment. For the fiscal year ended June 30, 2018, the Company performed logistics services for one customer on a fragmented scope, as compared to the full range of services (with a corresponding higher margin) that it expects in the future.

The following tables present summary information by segment for the years ended June 30, 2018 and 2017:

	For the year ended June 30, 2018
	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Bulk Cargo Container Services	Total
Revenues
- Related party	$2,059,406	$-	$-	$-	$2,059,406
- Third parties	$3,441,001	$15,829,444	$1,096,485	$638,227	$21,005,157
Total	$5,500,407	$15,829,444	$1,096,485	$638,227	$23,064,563
Cost of revenues	$874,760	$13,519,486	$696,998	$494,449	$15,585,693
Gross profit	$4,625,647	$2,309,958	$399,487	$143,778	$7,478,870
Depreciation and amortization	$72,954	$1,902	$20,063	$-	$94,919
Total capital expenditures	$-	$778,182	$44,595	$-	$822,777

Gross profit margin	84.1%	14.6%	36.4%	22.5%	32.4%

	For the year ended June 30, 2017
	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Bulk Cargo Container Services	Total
Revenues
- Related party	$2,746,423	$-	$-	$-	$2,746,423
- Third parties	$3,012,177	$4,815,450	$871,563	$-	$8,699,190
Total revenues	$5,758,600	$4,815,450	$871,563	$-	$11,445,613
Cost of revenues	$620,259	$3,710,364	$649,968	$-	$4,980,591
Gross profit	$5,138,341	$1,105,086	$221,595	$-	$6,465,022
Depreciation and amortization	$27,857	$21,510	$-	$-	$49,367
Total capital expenditures	$61,359	$1,053	$-	$-	$62,412

Gross profit margin	89.2%	22.9%	25.4%	-	56.5%

●	Operating income for the year ended June 30, 2018 was approximately $0.8 million, compared to an operating income of $3.1 million in the prior year. As discussed above, the decrease was mainly due to increased costs of revenue and selling, general and administrative expenses. General and administrative expenses as a percentage of revenue remained consistent at 26.9% and 27.5% for the years ended June 30, 2018 and 2017, respectively.

●	For the fiscal year ended June 30, 2018, the Company reported a net income of $0.5 million, or $0.04 per diluted share based on 12.0 million weighted average shares outstanding, compared to net income of $3.6 million, or $0.41 per diluted share based on 8.9 million weighted average shares outstanding, for the prior year.

Balance Sheet Information

●	As of June 30, 2018, the Company had $7.1 million in cash and cash equivalents, working capital of $17.2 million and shareholder equity of $24.3 million; compared to $8.7 million, $13.7 million, and $19.5 million, respectively, as of June 30, 2017.

●	The Company’s allowance for doubtful accounts was $1.7 million in 2018 compared with an allowance of doubtful accounts of $185,821 in 2017. As we continue to maintain long-standing relationships with our customers, we are continuing to monitor their payments closely and do not believe there are any significant collection issues with respect to our trade accounts receivable.

●	The Company holds no long-term debt.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30,		For the Year Ended June 30,
	2018	2017	2018	2017
Net revenues - third parties	$6,825,901	$4,107,809	$21,005,157	$8,699,190
Net revenues - related party	438,000	517,243	2,059,406	2,746,423
Total revenues	7,263,901	4,625,052	23,064,563	11,445,613
Cost of revenues	(5,138,462)	(3,191,243)	(15,585,693)	(4,980,591)
Gross profit	2,125,439	1,433,809	7,478,870	6,465,022

General and administrative expenses	(2,134,670)	(903,697)	(6,202,555)	(3,152,336)
Selling expenses	(65,076)	(58,075)	(458,166)	(211,504)
Total operating expenses	(2,199,746)	(961,772)	(6,660,721)	(3,363,840)

Operating income	(74,307)	472,037	818,149	3,101,182

Financial income, net	(313,227)	88,015	79,502	30,278
Other income, net	575,115		575,115	-
Total other income	261,888	88,015	654,617	30,278

Net income before provision for income taxes	187,581	560,052	1,472,766	3,131,460

Income tax benefit (expense)	(1,008,256)	313,900	(949,659)	472,084

Net income (loss)	(820,675)	873,952	523,107	3,603,544

Net income (loss) attributable to non-controlling interest	(279,880)	82,735	64,056	(21,348)

Net income (loss) attributable to Sino-Global Shipping America, Ltd.	$(540,795)	$791,217	$459,051	$3,624,892

Comprehensive income (loss)
Net income	$(820,675)	$873,952	$523,107	$3,603,544
Foreign currency translation income (loss)	(243,782)	40,270	65,981	(73,741)
Comprehensive income	(1,064,457)	914,222	589,088	3,529,803
Less: Comprehensive income (loss) attributable to non-controlling interest	(104,270)	(33,866)	(12,120)	38,568

Comprehensive income (loss) attributable to Sino-Global Shipping America Ltd.	$(960,187)	$880,356	$601,208	$3,491,235

Earnings per share
-Basic	$(0.06)	$0.07	$0.04	$0.41
-Diluted	$(0.06)	$0.07	$0.04	$0.41

Weighted average number of common shares used in computation
-Basic	12,856,194	10,105,535	11,037,343	8,911,494
-Diluted	12,864,913	10,152,685	12,023,036	8,949,960

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$7,098,259	$8,733,742
Accounts receivable, less allowance for doubtful accounts of $1,682,228 and $185,821 as of June 30, 2018 and 2017, respectively	8,428,853	2,569,141
Other receivables, less allowance for doubtful accounts of $145,176 and $145,244 as of June 30, 2018 and 2017, respectively	69,239	37,811
Advances to suppliers-third parties	2,144,985	54,890
Advances to suppliers-related party	3,414,619	3,333,038
Prepaid expense and other current assets	588,439	311,136
Due from related party	2,087,994	1,715,130

Total Current Assets	23,832,388	16,754,888

Property and equipment, net	956,429	187,373
Intangible assets, net	153,056	-
Prepaid expenses	438,151	6,882
Other long-term assets - deposits	143,303	117,478
Deferred tax assets, net	634,500	749,400

Total Assets	$26,157,827	$17,816,021

Liabilities and Equity

Current Liabilities
Advances from customers	$415,385	$369,717
Accounts payable	3,225,661	206,211
Taxes payable	2,700,619	1,886,216
Due to related parties	-	206,323
Accrued expenses and other current liabilities	280,888	418,029

Total Current Liabilities	6,622,553	3,086,496

Total Liabilities	6,622,553	3,086,496

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued.	-	-
Common stock, 50,000,000 shares authorized, no par value; 13,271,032 and 10,281,032 shares issued as of June 30, 2018 and 2017, respectively; 13,095,535 and 10,105,535 outstanding as of June 30, 2018 and 2017, respectively	23,717,330	20,535,379
Additional paid-in capital	1,755,573	688,934
Treasury stock, at cost, 175,497 shares as of June 30, 2018 and 2017	(417,538)	(417,538)
Accumulated deficit	(434,856)	(893,907)
Accumulated other comprehensive loss	(272,407)	(414,564)

Total Sino-Global Shipping America Ltd. Stockholders' Equity	24,348,102	19,498,304

Non-controlling Interest	(4,812,828)	(4,768,779)

Total Equity	19,535,274	14,729,525

Total Liabilities and Equity	$26,157,827	$17,816,021

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2018	2017
Operating Activities
Net income	$523,107	$3,603,544
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation – employees, management and directors	1,032,000	-
Amortization of stock-based compensation - consultants	621,834	599,846
Amortization of stock option expense	9,665	110,195
Depreciation and amortization	94,919	49,367
Provision for (recovery of) doubtful accounts	1,726,599	(18,912)
Deferred tax provision (benefit)	114,900	(749,400)
Changes in assets and liabilities
Increase in accounts receivable	(7,421,179)	(260,165)
Decrease (increase) in other receivables	(31,328)	249,768
Decrease (increase) in advances to suppliers-third parties	(662,144)	2,085,281
Increase in advances to suppliers-related party	-	(3,317,382)
Decrease (increase) in prepaid expenses	(280,627)	143,796
Increase in other long-term assets	(470,319)	(70,806)
Increase in due from related parties	(604,863)	(117,772)
Increase in advances from customers	38,174	343,790
Increase (decrease) in accounts payable	3,064,257	(272,474)
Increase in taxes payable	754,512	278,288
Increase (decrease) in due to related parties	(206,323)	206,323
Increase (decrease) in accrued expenses and other current liabilities	(110,836)	131,483

Net cash provided by (used in) operating activities	(1,807,652)	2,994,770

Investing Activities
Acquisition of property and equipment	(822,777)	(62,412)
Acquisition of intangible assets	(190,000)	-
Prepayment for acquisition of intangible assets	(1,440,107)	-

Net cash used in investing activities	(2,452,884)	(62,412)

Financing Activities
Proceeds from issuance of common stock, net	2,585,091	4,319,988
Proceeds from exercise of stock options	-	82,500

Net cash provided by financing activities	2,585,091	4,402,488

Effect of exchange rate fluctuations on cash and cash equivalents	39,962	12,902

Net increase (decrease) in cash and cash equivalents	(1,635,483)	7,347,748

Cash and cash equivalents at beginning of year	8,733,742	1,385,994

Cash and cash equivalents at end of year	$7,098,259	$8,733,742

Supplemental information
Income taxes paid	$68,268	$89,324

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